UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 15, 2011

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd., El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

International Rectifier Corporation (the “Company”) previously reported that under its compensation program for independent members of the Company’s Board of Directors (“Board”) each independent director would receive an annual award (“Annual Award”) of restricted stock units (“RSU”s) issued under the Company’s equity incentive plan, on certain terms and conditions.  In connection with that program, the Company previously reported that the number of RSUs for the Annual Award would be established using a set value of $70,000 and the per share value of an RSU as of the close of business on the day of grant, rounded to the nearest whole share unit.  Under the program as previously reported, only independent directors seated at the time of the grant of the Annual Award would be eligible to receive the Annual Award.  A summary description of the previously reported compensation program is set forth in the Company’s Current Report on Form 8-K filed on May 4, 2010.

On August 15, 2011, the Board amended, effective for Annual Awards to be granted beginning in fiscal year 2012, the set value applicable to the Annual Awards from $70,000 to $120,000.  In addition, the Board eliminated from the form of award agreement applicable to the Annual Awards provisions allowing for awardee dividend equivalent rights.  The Board further amended the program to provide that a new independent member joining the Board following the date of grant of the Annual Award in any given fiscal year would receive at the time of his or her appointment to the Board an Annual Award pro-rated for the remaining portion of the fiscal year to be served by such new member, in addition to any other compensation to which he or she may be eligible for joining the Board.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)  On August 15, 2011, the Company’s Board adopted an updated Code of Ethics applicable to all employees of the Company globally, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  A copy of the updated Code of Ethics is attached hereto as Exhibit 14.1.

Item 7.01.    Regulation FD Disclosure

The Company’s Board has approved November 11, 2011 as the date of the Company’s 2011 Annual Meeting of Stockholders.  The record date for the 2011 Annual Meeting of Stockholders has been set by the Board to be September 16, 2011.

In connection with the amendments to the compensation program for independent members of the Board described in Item 1.01 herein, the Board amended its Corporate Governance Principles to increase its independent director equity holding guideline to be interests in a minimum amount of shares of Company common stock equal to the lesser of (i) a value (as determined by the closing price of the Company’s shares of common stock on the New York Stock Exchange) of five times the annualized base retainer for the independent director and (ii) 16,000 shares (representing a number of shares with a value greater than five times the independent director base retainer at the close of market on the day of adoption of the amendment).   Under the amended guideline, independent directors would have until the later of August 15, 2016 or five years following appointment to the Board to satisfy the amended guideline.

The information in this Item 7.01, of this Current Report on Form 8-K will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

Exhibit Number	Description
14.1	International Rectifier Corporation Code of Ethics, updated as of August 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2011	INTERNATIONAL RECTIFIER CORPORATION
	By:	/s/ Timothy E. Bixler
		Name:	Timothy E. Bixler
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
14.1	International Rectifier Corporation Code of Ethics, updated as of August 15, 2011.